                                                                 EXHIBIT 10.17
                              PURCHASE AGREEMENT

     THIS AGREEMENT made this 12th day of November, 1997, by and between Faire Partners, LLC, a Texas limited liability company ("Purchaser"), and Renaissance Entertainment Corporation, a Colorado corporation ("Seller").

     In consideration of the mutual covenants and undertakings contained herein the parties agree as follows:

     1. SALE AND PURCHASE OF PROPERTY. Seller agrees to sell, and Purchaser agrees to purchase, certain real property situated in the State of Wisconsin, consisting of certain land legally described in Exhibit A hereto, together with all the appurtenant rights, mineral rights, privileges, and easements belonging thereto (collectively the "Land") TOGETHER WITH all buildings, structures, and other improvements located on the Land as well as all fixtures located therein and thereon (collectively the "Improvements") (the Land and Improvements are hereinafter collectively referred to as the "Property".)

     2. PURCHASE PRICE. Purchaser agrees to pay to Seller, as the purchase price for the Property and the warrants (the "Purchase Price"), the sum of $4,000,000. The Purchase Price shall be payable on the Closing Date in cash or other immediately available funds. Seller and Purchaser agree that the Purchase Price shall be allocated as follows: Land, $1,100,000; Land Improvements, $60,000; Buildings, $2,740,000; and Warrants, $100,000.

     3. TITLE. Seller has delivered to Purchaser a commitment for an owner's title insurance policy issued by Landmark Title Corporation with respect to the Property naming Purchaser as the proposed owner-insured of the Property in the amount of the Purchase Price (collectively the "Commitment").
 The Commitment shall commit to insure marketable title in Purchaser, free and clear of exceptions other than the exceptions identified in Exhibit B hereto (the "Permitted Exceptions"). Purchaser will be allowed 10 days after the date set forth above for examination thereof and for making any objections to the marketability of the title to the Property, said objections to be made by written notice or to be deemed waived. If any objections are so made to the marketability of the title to the Property, Seller shall be allowed 90 days after the making of such objections by Purchaser to cure such objections and make the title to the Property good and marketable of record in Seller and to obtain and deliver to Purchaser appropriate endorsements to the Commitment, and an updated Survey indicating that any such objections have been cured. Pending the correction of the title, the Closing Date and the payments hereunder required shall be postponed, but upon correction of the title and within 5 days after written notice of such correction given by Seller to Purchaser, Seller and Purchaser shall perform this Agreement according to its terms.

     If the title to the Property, as evidenced by the Commitment and Survey together with any appropriate endorsements and updated Survey, is not good and marketable of record in Seller and is not made so within 90 days after the date of making written objections thereto, or is not good and marketable of record in Seller at the Closing Date, Purchaser may either:

          a. Terminate this Agreement by giving written notice to Seller in which event this Agreement shall become null and void and neither party shall have any further right or obligation hereunder; or

          b. Elect to accept the title in its unmarketable condition by giving written notice to Seller, in which event Purchaser shall proceed to purchase the Property subject to such defects as exist in Seller's title thereto and without any reduction in the Purchase Price on account thereof.

     4. SURVEY. Seller agrees to promptly obtain and deliver to Purchaser a survey of the Land, prepared by a registered land surveyor at Seller's sole cost and expense, showing the legal description and boundary lines of the Land and the nature and location of all easements and encroachments from or onto the Land (the "Survey").

     5. ENVIRONMENTAL SURVEY. Seller has provided to Purchaser a current phase I environmental report (the "Phase I Environmental Report") for the Property. In the event that the Phase I Environmental Report shows an environmental problem with respect to any portion of the Property, Purchaser may, in its sole discretion, terminate this Agreement by written notice given to Seller within 10 days after the date of this Purchase Agreement, as set forth on the top of the first page in which event this Agreement shall become null and void and neither party shall have any further rights, obligations, or liabilities hereunder. In the event that Purchaser shall fail to give such written notice, Purchaser shall be deemed to have waived its right to object to any environmental problem disclosed by the Phase I Environmental Report.

     6. ADDITIONAL COVENANTS AND WARRANTIES OF SELLER. Seller covenants and warrants to Purchaser as follows:

          a. Seller will pay the costs of the Phase I Environmental Report referred to in paragraph 5 above, all charges incurred in the preparation of the survey referred to in paragraph 4 above, all premiums and fees charged in connection with the issuance of the title commitment referred to in paragraph 3 above and the title policy issued pursuant thereto as referred to in paragraph 7(d) below, including all closing and escrow fees and charges, the transfer taxes and stamps and filing fees required to record the Limited Warranty Deed referred to in paragraph 7(a) below. Seller will also pay the reasonable fees and expenses of Purchaser's attorney for services in connection with this transaction and all other expenses of Purchaser in connection with this transaction.

          b. Seller has received no notice, order or other written communication from any governmental body having jurisdiction over the Property requiring any improvement to or alteration of the Property.

          c. There is no action, litigation, investigation, condemnation or proceeding of any kind pending or, to the best of Seller's knowledge, threatened against Seller or the Property, or any interest therein which could adversely affect the Property, any portion thereof or title thereto, and Seller has no knowledge of any reasonable basis for the commencement of any such action, litigation, investigation, condemnation or proceeding. Seller shall give Purchaser prompt written notice if any such action, litigation, investigation, condemnation, or proceeding is commenced on or prior to the Closing Date.

          d. The proceeds of the sale of the Property to Purchaser will be used to retire all outstanding indebtedness of Seller other than trade payables and other than with respect to the indebtedness (the "Grand Avenue Partners Debt") owed to Grand Avenue Partners, Legacy Fund LLC and Davstar II Managed Investments Corp. N.V., specifically including convertible notes and convertible debentures, or as specifically agreed to by Purchaser. Consent of the holders of these securities to payment at closing will be obtained, if necessary.

          e. The Grand Avenue Partners Debt is secured only by land and improvements owned by Seller and located in Stafford County, Virginia.

          f. To the best knowledge of Seller, no toxic or hazardous substances or waste, including without limitation, any asbestos or other chemical, material, or substance, exposure to which is prohibited, limited or regulated by any Federal, State, County, Regional or Local authority or, which even if not so regulated may or could pose a hazard to the health and safety of the occupants of the Property or the owners of property adjacent to the Property ("Hazardous Materials") have been used, generated, treated, stored or disposed of on the Property or used in connection with the Property other than any such Hazardous Materials as have been used by Seller in the conduct of its business. Seller shall indemnify, defend, and hold Purchaser harmless from and against any and all liability arising out of the use, generation, treatment, storage or disposal of Hazardous Materials occurring on the Property on or before the Closing, including, without limitation, the cost of any required or necessary repair and clean up of the Property or replacement of the materials in any improvements located on the Property.

     7. CLOSING. The closing shall take place on November ___, 1997, or such other date as is mutually agreed upon. Such date or such other date as this transaction actually closes as determined in accordance with the provisions of this Agreement is herein referred to as the "Closing Date". At the closing, Seller shall deliver to Purchaser:

          a. A Limited Warranty Deed, properly executed on behalf of Seller in recordable form with all applicable transfer taxes paid and stamps, if any, affixed thereto, conveying the Property to Purchaser and warranting title thereto subject to no exceptions other than the Permitted Exceptions, matters waived or deemed waived by Purchaser, and the Lease, hereinafter defined..

          b. All certificates, instruments and other documents required to be executed by Seller in order to permit the recording of the Limited Warranty Deed.

          c. A standard Seller's Affidavit stating the signer's knowledge as to judgments, bankruptcies, tax liens, mechanics liens, parties in possession, unrecorded interests, encroachments or boundary line questions, and related matters, properly executed on behalf of Seller.

          d. A policy of title insurance issued pursuant to the Commitment.

          e. An affidavit of Seller in form and content satisfactory to Purchaser stating that Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue code.

          f. Two copies of a lease (the "Lease") in the form of that attached hereto as Exhibit C, both properly executed by Seller as the Tenant thereunder.

          g. Such other instruments and documents as are necessary to vest title to the Property in Purchaser and to enable Purchaser to enjoy the benefits of ownership thereof.

          h. Evidence that the Seller has called all outstanding warrants, if any, then subject to redemption.

          i. A warrant duly executed by Seller and representing the right to purchase up to 766,667 shares of Purchaser's common stock, such warrant to be in the form attached hereto as Exhibit D.

Upon delivery of the foregoing items, Purchaser shall deliver to Seller the Purchase Price, shall execute both copies of the Lease, as the Landlord thereunder and shall deliver one fully executed copy thereof to Seller.

     8. TAXES AND UTILITY CHARGES. Real estate taxes, installments of special assessments and utility charges due and payable for the period preceding the Closing Date shall be paid by Seller and those payable on or after the Closing Date shall continue to be payable by Seller, as Tenant, pursuant to the Lease.

     9. INCOME AND EXPENSES, POSSESSION. Subsequent to the Closing Date, Seller shall be entitled to retain possession of the Property in accordance with and subject to all of the terms and conditions of the Lease. All expenses of the Property shall continue to be paid by Seller, as Tenant pursuant to the Lease.

     10. RISK OF LOSS. Risk of loss to the Property prior to the time of closing shall remain in Seller. In the event that, prior to the time of closing, proceedings for the condemnation of the Property, or any interest therein, or any portion thereof are commenced by governmental authority having jurisdiction to do so, or the Property, or any interest therein, or any portion thereof, is damaged or destroyed, either Purchaser or Seller may, at its option, terminate this

Agreement by written notice to the other. In the event of any such condemnation of the Property, or any interest therein, or any portion thereof, Seller shall retain all rights to any such condemnation award or insurance proceeds and, if this Purchase Agreement is not terminated on account thereof, there shall be no reduction in either the Purchase Price or the rent payable pursuant to the Lease. In the event of any such destruction of or damage to the Property, if this Purchase Agreement is not terminated, the insurance proceeds shall be delivered to Purchaser, the Seller and Purchaser shall proceed with the restoration of the Property in accordance with the provisions of Article XII of the Lease, and there shall be no reduction in either the Purchase Price or the rent payable pursuant to the Lease.

     11. NOTICES. All documents to be delivered and all correspondence and notices to be given in connection with this Agreement shall be in writing and given by personal delivery or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Seller:    Renaissance Entertainment Corporation
                      4410 Arapahoe Avenue, Suite 200
                      Boulder, Colorado 80303
                      Attn:  Charles S. Leavell

     With a copy to:  Gray, Plant, Mooty, Mooty & Bennett, P.A.
                      3400 City Center
                      Minneapolis, Minnesota  55402-3796
                      Attn:  Lindley S. Branson

     If to Purchaser: Faire Partners, LLC
                      4855 North Mesa, Suite 120
                      El Paso, Texas 77912-5937

     With a copy to:  Kemp, Smith, Duncan & Hammond, P.C.
                      2000 Norwest Plaza
                      El Paso, Texas 79901-1447
                      Attn:  Chris A. Paul

Each such mailed notice or communication shall be deemed to have been given to or served upon, the party to whom it is addressed on the date the same is either personally delivered or deposited in the United States registered or certified mail, return receipt requested, postage prepaid, properly addressed in the manner above provided. Either party hereto may change such party's address for the service of notice hereunder by written notice of said change to the other party hereto, in the manner above specified ten (10) days prior to the effective date of said change.

     12. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their respective successors and assigns. Neither party shall assign this Agreement or any of its interests hereunder without the written consent of the other party.

     13. COMMISSIONS. Seller warrants and represents that it has dealt with no realtors or brokers in connection with this transaction and that it will indemnify, defend and hold harmless Purchaser against any claim made by an agent or broker for a commission or fee based on acts or agreements of Seller. Purchaser warrants and represents that it has dealt with no realtor or broker in connection with this transaction and that it will indemnify, defend and hold harmless Seller against any claim made by an agent or broker for a commission or fee based on acts or agreements of Purchaser.

     14. SURVIVE CLOSING. All of the covenants, warranties, and provisions of this Agreement shall survive and be enforceable after the closing of this transaction.

     15. COMPLETE AGREEMENT. This is a final Agreement between the parties and contains their entire agreement and supersedes all previous understandings and agreements, oral or written, relative to the subject matter of this Agreement.

     16. TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

     17. CONTROLLING LAW. This Agreement has been made and entered into under the laws of the State of Colorado, and said laws shall control the interpretation hereof provided that all issues, questions of real estate law and other laws relative to the Property shall be determined in accordance with the laws of the State of Wisconsin.

     18. CAPTIONS. The paragraph headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.


                              Renaissance Entertainment Corporation


                              By /s/ Charles S. Leavell
                                 -----------------------------------------
                                 Charles S. Leavell
                                 Its Chief Executive Officer


                              Faire Partners, LLC


                              By /s/ Charles H. Leavell
                                 -----------------------------------------
                                 Charles H. Leavell
                                 Its Manager

                                   EXHIBIT A

                               LEGAL DESCRIPTION



PARCEL I:

Part of the Southeast Quarter and part of the Northeast Quarter of Section 36, Town 1 North, Range 21 East of the Fourth Principal Meridian, lying and being in the Town of Bristol, Kenosha County, Wisconsin, and being more particularly described as: Beginning on the South line of the Southeast Quarter of said Section at a point 600.7 feet South 89 degrees 24 minutes 50 seconds West from the Southeast corner of said Quarter Section; thence South 89 degrees 24 minutes 50 seconds West along the South line of said Quarter
Section 729.8 feet and to the West line of the East half of said Quarter Section; thence North 1 degree 53 minutes 10 seconds West along the West line of the East Half of said Quarter Section 2675.0 feet and to the North line of said Quarter Section; thence North 1 degree 46 minutes 40 seconds West along the West line of the Southeast Quarter of the Northeast Quarter of said
Section 1325.36 feet and to the North line of said Quarter Quarter Section; thence North 89 degrees 02 minutes East along the North line of said Quarter Quarter Section 1051.34 feet and to the Westerly right-of-way line of Interstate Highway 94; thence South 2 degrees 03 minutes East along said right-of-way line 131.93 feet; thence South 21 degrees 06 minutes West along said right-of-way line 788.49 feet; thence South 2 degrees 03 minutes East along said right-of-way line 700 feet; thence South 17 degrees 45 minutes 50 seconds East along said right-of-way line 1167.69 feet; thence South 10 degrees 58 minutes 40 seconds East along said right-of-way line 482.66 feet; thence South 89 degrees 24 minutes 50 seconds West parallel to the South line of the Southeast Quarter of said Section 395.04 feet; thence South 0 degree 35 minutes 10 seconds East at right angles to the South line of said Quarter
Section 851.72 feet to the point of beginning.

PARCEL II:

The East Half of the West Half of the Southeast Quarter and the Southwest Quarter of the Northeast Quarter of Section Thirty-six (36), in Town One (1) North, Range Twenty-one (21) East of the Fourth Principal Meridian; in the Town of Bristol, County of Kenosha and State of Wisconsin.

                                   EXHIBIT B

                            PERMITTED ENCUMBRANCES


1. General and special taxes and assessments not yet due.

2. Public or private rights, if any, in such portions of the insured premises as may be used, laid out, taken or dedicated in any manner whatsoever for highway or road purposes.

3. Right of Way Authorization from Theodore Dooper to General Telephone
   Company of Wisconsin, dated September 21, 1965 and recorded in the office of the Register of Deeds for Kenosha County, Wisconsin on October 12, 1965 in Volume 713 of Records at page 504, as Document No. 479482 (as to Parcel I).

4. Easement from Theodore E. Dooper to Wisconsin Electric Power Company, dated July 23, 1963 and recorded in said Register's office on August 14, 1963 in Volume 645 of Records at page 235-36, as Document No. 453071 (as to Parcel
   I).

5. Distribution Easement granted Wisconsin Electric Power Company and Wisconsin Bell, Inc. dated November 9, 1993 and recorded in the Kenosha County Register of Deeds office on November 17, 1993 in Volume 1637 of Records, Page 434-35, as Document No. 945420 (as to Parcel I).

6. Holding Tank Agreement recorded in the Kenosha County Register of Deeds office on March 30, 1982 in Volume 1109 of Records, page 865, as Document No. 688487; and on June 30, 1988 in Volume 1316 of Records, Page 607, as Document No. 803280 (as to Parcel II).

7. Easement granted by Victoria Slavik to Wisconsin Gas and Electric Company by instrument dated December 7, 1936 and recorded in said Register's office July 10, 1937 in Volume 198 of Deeds, Page 528 (as to Parcel II).

8. Terms and conditions contained in Holding Tank Agreement dated 3/28/95 and recorded in said Register's office on April 6, 1995 as Document No. 988072.

9. Matters shown on  survey dated October 13, 1997 (revised November 6,
   1997), prepared by Glen A. Marescalco, Land Surveyor.

                                   EXHIBIT C

                                LEASE AGREEMENT

                                     EXHIBIT C










                                  LEASE AGREEMENT


                                      BETWEEN


                          FAIRE PARTNERS, LLC ("LANDLORD")


                                        AND


                  RENAISSANCE ENTERTAINMENT CORPORATION ("TENANT")


                                       DATED


                                 NOVEMBER ___, 1997

                                  LEASE AGREEMENT

       THIS AGREEMENT OF LEASE, made this 13th day of November, 1997, by and between Faire Partners, LLC, a limited liability company organized and existing under the laws of the State of Texas, hereinafter designated and referred to as "Landlord," and Renaissance Entertainment Corporation, a corporation organized and existing under the laws of the State of Colorado, hereinafter designated and referred to as "Tenant."

                                    WITNESSETH:

       Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all those parcels of land situated in the State of Wisconsin, described in Exhibit "A" attached hereto and made a part hereof (hereinafter collectively called the "Land"), together with all improvements, machinery, building equipment, fixtures and other property, real, personal or mixed, except Tenant's trade fixtures, installed or located thereon, together with all additions, alterations and replacements thereof (hereinafter collectively referred to as the "Improvements"). The Land and the Improvements are hereinafter collectively referred to as the "Demised Premises." The Demised Premises are subject to the easements, restrictions, reservations and other "permitted encumbrances" set forth on said Exhibit "B". The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Buildings".

                                     ARTICLE I
                                   TERM OF LEASE

1.1 The term of this Lease Agreement (the "Term") shall commence on the day of execution hereof, (the "Commencement Date") and shall end on the 31st day of October, 2017.


                                     ARTICLE II
                                     BASIC RENT

2.1 In consideration of the leasing of the Demised Premises, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at:

          Faire Partners, LLC
          4855 North Mesa
          Suite 120
          El Paso, Texas 79912-5937

or at such other place as Landlord may from time to time designate in writing, an annual rental for each year of the Term of this Lease Agreement of:

                    $52,602.74 for the portion of Lease Year 1 commencing on the Commencement Date and expiring on December
                    31, 1997
                    $333,150.56 for the portion of Lease Year 1 commencing on January 1, 1998 and expiring on October 31, 1998 $400,000 per year for Lease Year 2
                    $440,000 per year for Lease Years 3, 4, 5 and 6 $486,666.67 per year for Lease Years 7, 8 and 9 $533,333.33 per year for Lease Years 10, 11 and 12 $543,333.33 per year for Lease Years 13 through 20, both years inclusive.

For the purposes of this Lease the First Lease Year shall be the period commencing on the Commencement Date and expiring on October 31, 1998 and all subsequent Lease Years shall be a period of one year commencing on the first day of November and expiring on the last day of the immediately succeeding October. For example, the second Lease Year shall be the 12 month period commencing on November 1, 1998 and expiring on October 31, 1999. An amount equal to $52,602.74 of the Basic Rent for the first Lease Year is being paid to Landlord contemporaneously with the execution and delivery of this lease. The balance of the Basic Rent for the first Lease Year, $333,150.56 is being contemporaneously deposited by Tenant in an escrow established pursuant to an Escrow Agreement executed among Landlord, Tenant and Lawyers Title of El Paso, Inc. of even date herewith. Landlord acknowledges that the making of such deposit, together with the payment of $52,602.74 referred to above, fully satisfies the obligations of the Tenant to pay Basic Rent for the first Lease Year and that Tenant shall have no further duty or obligation on account thereof. Basic Rent for subsequent Lease Years shall be paid in monthly installments commencing on the first day of November, 1998 and continuing on the same day of each month thereafter for the succeeding months during the balance of each

Lease Year. Each such monthly installment shall be in an amount equal to 1/12 of the Annual Basic Rent payable for the Lease Year in which the month in which such monthly installment is due falls. The rent provided for in this Paragraph
2.1 is hereinafter called the "Basic Rent".

2.2 The Basic Rent shall be absolutely net to Landlord so that this Lease Agreement shall yield, net to Landlord, the Basic Rent specified in Paragraph
2.1 in each year of the term of this Lease Agreement and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to Compliance with Laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord's portion of the proration of real estate taxes and special assessments for the last year of the term of this Lease Agreement referred to in Paragraph 4.1 of this Lease Agreement) which may arise or become due during the term or by reason of events occurring during the term of this Lease Agreement shall be paid or discharged by Tenant as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent").

2.3 All payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever except as set forth in Section 17.5 hereof, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease Agreement or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due shall bear interest at an annual rate equal to fifteen percent (15%) per annum (the "Maximum Rate of Interest") from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant.

                                    ARTICLE III
                              USE OF DEMISED PREMISES

3.1 The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for such activities as may be lawfully carried on in and about the Demised Premises. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Further, Tenant shall not use, store, or dispose of any so-called "hazardous wastes" or "hazardous substances" as defined by federal, state, or local environmental laws (including so-called "Superfund" laws) on the Demised

Premises except for any such materials used by Tenant in the normal operation of its business, which materials shall be kept and used in compliance with applicable laws.

3.2 Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease Agreement contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

                                     ARTICLE IV
                        PAYMENT OF TAXES, ASSESSMENTS, ETC.

4.1 Tenant covenants and agrees to pay during the term of this Lease Agreement, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as "Impositions"), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease Agreement shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of the owner, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease Agreement. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable after the termination date of the term of this Lease Agreement. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease Agreement. Anything herein to the contrary notwithstanding, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the Term ends which the number of days in said year not within the term of this Lease Agreement bears to 365, and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

4.2 Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Paragraph 4.1 hereof, Tenant may postpone or defer payment of such Imposition if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines, and other liability in connection therewith. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Paragraph 4.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name and Tenant shall reimburse Landlord for any costs or expenses Landlord may incur as a result of such joinder or permission.

4.3 Tenant covenants to furnish Landlord, promptly upon the request of Landlord, receipts of the appropriate taxing authority, or other appropriate proof satisfactory to Landlord, evidencing the payment of any Imposition.

                                     ARTICLE V
                                     INSURANCE

5.1 Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the Term of this Lease Agreement, commencing with the date that rental (full or partial) commences, policies of insurance covering the Improvements constructed, installed or located on the Demised Premises for the benefit of Landlord, as the named insured, against loss or damage by fire and such other risks or hazards now or hereafter embraced by an "Extended Coverage Endorsement". At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements and shall include a so-called "Agreed Value Endorsement". Full Replacement Cost shall be interpreted to mean the cost of replacing the Improvements without deduction for depreciation or wear and tear.

5.2 During the term of this Lease Agreement, Tenant, at its sole cost and expense, but for the mutual benefit of Landlord and Tenant, shall obtain and continuously maintain in full force and effect Comprehensive general liability and business automobile liability insurance against any loss, liability or damage on, about or relating to the Demised Premises, or any portion thereof, and including coverage for assault and battery, liquor liability and punitive or exemplary damages with limits (including any coverage afforded by umbrella policies) of not less than Four Million Dollars ($4,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate. Any such insurance obtained and maintained by Tenant shall name both Landlord (and if Landlord so requests, any holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises or any portion thereof) and Tenant as named insureds therein and shall be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue such insurance in the state in which the Demised Premises are located.

5.3 All policies of insurance required by Paragraph 5.1 shall provide that the proceeds thereof shall be payable to Landlord and if Landlord so requests shall also be payable to any holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such purchaser or holder appears pursuant to a standard named insured or mortgagee clause. Tenant shall not, on Tenant's own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Paragraph 5.1 hereof, unless Landlord is included therein as a named insured with loss payable as in said Paragraph 5.1 provided. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord duplicate originals thereof or original certificates evidencing the same with true copies of such insurance policies attached. All such policies of insurance shall provide that any loss shall be payable to Landlord notwithstanding any act or omission of Tenant which might otherwise result in a forfeiture or reduction of such insurance.

       Each policy required under this Article V shall have attached thereto
(i) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Landlord and any party holding a mortgage on the Demised Premises which has provided evidence of such fact and its address to which notices should be sent (a "Registered Mortgagee"), and (ii) an endorsement to the effect that the insurance as to the interest of Landlord shall not be invalidated by any act or neglect of any person. All policies of insurance shall be written in companies reasonably satisfactory to Landlord and any Registered Mortgagee and licensed in the state in which the Demised Premises are located, and shall be written in such form and shall be distributed in such companies as shall be reasonably satisfactory to Landlord and any Registered Mortgagee. Such policies (or certificates of insurance acceptable to Landlord and any Registered Mortgagee) shall be delivered to Landlord endorsed "Premium Paid" by the company or agent issuing the same or accompanied by other evidence satisfactory to Landlord and any Registered Mortgagee that the premiums thereon have been paid. Such policies (or certificates of insurance acceptable to Landlord) and evidence of payment shall be delivered to Landlord upon commencement of the term; and prior to expiration of such policy, a new policy (or certificates of insurance acceptable to Landlord), plus evidence of premium payment, shall be delivered to Landlord not less than twenty (20) days prior to the expiration of the then current policy term.

5.4 Landlord agrees that Tenant may cause to be inserted in the policy or policies of insurance required by Paragraph 5.1 hereof a so-called "Waiver of Subrogation Clause" as to

Tenant.

5.5 Tenant hereby waives, releases, discharges and agrees to indemnify and defend Landlord, its agents and employees from and against all claims whatsoever arising out of loss, claim, expense or damage to or destruction of any personal property of Tenant or to Tenant's business notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to any insurance coverage maintained by Tenant only in the event of such loss.

5.6 Upon expiration of the term of this Lease Agreement, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article XII hereof, be payable to Tenant, provided that Tenant shall not then be in default in keeping, observing or performing the terms and conditions of this Lease Agreement.

5.7 Nothing in this Article shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article under a blanket insurance policy or policies (copies of which or certificates thereof satisfactory to Landlord and any Registered Mortgagee shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that any such policy of blanket insurance of the kind provided for shall (i) specify therein the amounts thereof exclusively allocated to the Demised Premises or Tenant shall furnish Landlord and any Registered Mortgagee with a written statement from the insurers under such policies specifying the amounts of the total insurance exclusively allocated to the Demised Premises, and (ii) not contain any clause which would result in the insured thereunder being required to carry any insurance with respect to the property covered thereby in an amount not less than any specific percentage of the Full Replacement Cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss with the insurer under such policy; and further provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article V.

                                     ARTICLE VI
                                     UTILITIES

       During the term of this Lease Agreement, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services.

                                    ARTICLE VII
                                      REPAIRS

7.1 Tenant, at its sole cost and expense, throughout the term of this Lease Agreement, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order and condition and shall make and perform all maintenance and replacements thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description which are necessary for the continued operation of Renaissance Fairs on the Demised Premises. All repairs made by Tenant shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

7.2 Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

7.3 Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein.

                                    ARTICLE VIII
                        COMPLIANCE WITH LAWS AND ORDINANCES

8.1 Tenant shall, throughout the term of this Lease Agreement, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

8.2 After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article VIII in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if the terms of any such law or ordinance, compliance therewith pending the prosecution of any such proceeding, may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (i) prosecutes the contest with due diligence and in good faith, and (ii) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever.

       If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorney's fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

                                     ARTICLE IX
                          MECHANIC'S LIENS AND OTHER LIENS

9.1 Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. The foregoing notwithstanding, after prior written notice to Landlord, Tenant shall have the right, at its sole cost and expense and without cost or expense to Landlord, to contest the validity of any such mechanics lien provided that the Tenant (i) prosecutes the contest with due diligence and in good faith, and
(ii) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever in connection with such contest and/or the mechanics lien being contested.

       All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixture or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

9.2 Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

                                     ARTICLE X
                                 INTENT OF PARTIES

10.1 Landlord and Tenant do each state and represent that it is their respective intention that this Lease Agreement be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction, setoff, defense or counterclaim with respect to the same; and the obligations of Tenant shall not be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIII hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (i) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease Agreement; (ii) all costs and expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease Agreement, shall be paid by Tenant and all provisions of this Lease Agreement are to be interpreted and construed in light of the intention expressed in this Paragraph 10.1; (iii) the Basic Rent specified in Paragraph 2.1 shall be absolutely net to Landlord so that this Lease Agreement shall yield net to Landlord the Basic Rent specified in Paragraph 2.1 in each year during the term of this Lease Agreement (unless extended or renewed at a different Basic Rent);
(iv) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease Agreement, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (v) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, and any interest thereon.

10.2 If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article IV, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in
Article V, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after fifteen (15) days prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease Agreement, may, but shall be under no obligation to do so, (i) pay any Imposition payable by Tenant pursuant to the provisions of Article IV; (ii) take out, pay for and maintain any of the insurance policies provided for in this Lease Agreement; or (iii) make any other payment or perform any other act on Tenant's part to be paid or performed as in this Lease Agreement provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant in this Lease Agreement contained.

10.3 All sums so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest hereof, from the respective dates of Landlord's making of each payment of such cost and expense, including reasonable attorney's fees, shall be paid by Tenant to Landlord on demand. If Tenant shall fail to perform any act required of it, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorney's fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease Agreement, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent.

                                     ARTICLE XI
                                 DEFAULTS OF TENANT

11.1 If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

       (a) If default shall be made in the due and punctual payment of any Basic Rent and such default shall continue for a period of ten (10) days;

       (b) If a default shall be made in the due and punctual payment of any Additional Rent payable under this Lease Agreement or in the payment of any obligation to be paid by Tenant, when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days after the mailing of written notice thereof given by Landlord to Tenant;

       (c) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in Subparagraphs
               (a) and (b) of this Paragraph 11.1, and such default shall continue for a period of fifteen (15) days after the mailing of written notice thereof given by Landlord to Tenant, or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within fifteen (15) days, and Tenant fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default not susceptible of being cured with due diligence and in good faith within fifteen (15) days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith;

then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease Agreement and the terms hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease Agreement and the terms hereby demised, and all rights of Tenant under this Lease Agreement shall terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity, including the right to regain possession of the Demised Premises.

11.2 Upon any expiration or termination of this Lease Agreement, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

11.3 At any time, or from time to time after any such termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease Agreement) and on such conditions (which may include concessions or free rent) as Landlord, in its sole discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting.

11.4 No such expiration or termination of this Lease Agreement or retaking of possession shall relieve Tenant of its liabilities and obligations under this Lease Agreement (as if this Lease Agreement had not been so terminated), and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Demised Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Basic Rent, and the Additional Rent and any other charges required to be paid by Tenant, up to the time of such expiration or termination of this Lease Agreement or retaking of possession by Landlord, and thereafter Tenant, until the end of what would have been the term of this Lease Agreement in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for agreed current damages for Tenant's default:

       (a) The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease Agreement by Tenant if this Lease Agreement were still in effect, less

       (b) The net proceeds of any reletting effected pursuant to the provisions of Paragraph 11.3 hereof after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

Tenant shall pay such current damages in the amount determined in accordance with the terms of Paragraph 12.3, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease Agreement if this Lease Agreement were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

11.5 At any time after any such termination or retaking of possession, whether or not Landlord shall have collected any monthly Deficiencies as set forth in Paragraph 12.3, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for damages for Tenant's default, an amount equal to the excess, if any, of the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease Agreement (assuming this Lease Agreement had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Demised Premises for the same period. In the computation of present worth, a discount at the rate of eight percent (8%) per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease Agreement, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained or contained in Paragraph
12.3 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the excess referred to above.

11.6 No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease Agreement. None of the terms of this Lease Agreement to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease Agreement, but each of the terms of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease Agreement. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

11.7 In the event of any breach of threatened breach by Tenant of any of the terms contained in this Lease Agreement, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease Agreement. Each remedy or right of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

11.8 If, during the term of this Lease Agreement, (i) Tenant shall make an assignment for the benefit of creditors, (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (iii) a receiver be appointed for the property of Tenant, or (iv) any department of the state or federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of this Lease Agreement and this Lease Agreement shall, ipso facto upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease Agreement, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the excess of the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable by Tenant hereunder that would have accrued for the balance of the term of this Lease Agreement (assuming this Lease Agreement had not been so terminated), over the then present worth of the aggregate fair market rent of the Demised Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease Agreement the maximum amount which may be allowed by or under any such statute or rule of law without prejudice to any rights of Landlord against any guarantor of Tenant's obligations herein. In the computation of present worth, a discount rate of eight percent (8%) per annum shall be employed. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater than, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Paragraph 11.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

11.9 Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease Agreement in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease Agreement or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease Agreement.

                                    ARTICLE XII
                            DESTRUCTION AND RESTORATION

12.1 Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the commencement date of the term of this Lease Agreement, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article XVIII hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the "Restoration." The Restoration shall be carried on and completed in accordance with the provisions and conditions of Paragraph 12.2 and Article XVIII hereof. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord or any mortgagee is deemed insufficient by Landlord to complete the Restoration of such Improvements (exclusive of Tenant's personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant's separate funds), Tenant shall, pay the deficiency out of Tenant's funds prior to the disbursement of any insurance proceeds.

12.2 All insurance moneys recovered by Landlord or any mortgagee on account of such damage or destruction, less the costs, if any, to Landlord of such recovery, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant, accompanied by a certificate of the architect or a qualified professional engineer in charge of the Restoration stating that as of the date of such certificate (i) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects, or persons, firms or corporations furnishing or supplying work, labor, services or materials for such Restoration, or is justly required to reimburse Tenant for any expenditures made by Tenant in connection with such Restoration, and when added to all sums previously paid out does not exceed the value of the Restoration performed to the date of such certificate by all of said parties;
(ii) except for the amount, if any, stated in such certificates to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration which, if unpaid, might become the basis of a mechanic's lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (iii) the costs, as estimated by the person signing such certificate, of the completion of the Restoration required to be done subsequent to the date of such certificate in order to complete the Restoration do not exceed the sum of the remaining insurance moneys, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

       Tenant shall furnish Landlord at the time of any such payment with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord shall not be required to pay out any insurance moneys where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. Upon completion of the Restoration and payment in full thereof by Tenant, Landlord and any mortgagee holding the same shall, within a reasonable period of time thereafter, turn over to Tenant any insurance moneys then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damage or destroyed Buildings and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Paragraph
12.1 and Article XVIII hereof.

12.3 No destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease Agreement or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease Agreement or from any of its other obligations under this Lease Agreement, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease Agreement or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

12.4 To the extent that any insurance moneys which would otherwise be payable to Landlord and used in the Restoration of the damaged or destroyed improvements are paid to any mortgagee of Landlord and applied in payment of or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available, for the purpose of Restoration of such improvements, an amount equal to the amount payable to its mortgagee out of such proceeds and such sum shall be applied in the manner provided in Paragraph 12.2 hereof.


                                    ARTICLE XIII
                                    CONDEMNATION

13.1 If, during the Term of this Lease Agreement, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the "Proceedings"), then, subject to the provisions of Section 20.6 hereof, this Lease Agreement and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of possession in the condemning authority to such Proceedings and Landlord and Landlord's mortgagee shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Landlord's mortgagee and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award for damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement. If Tenant has exercised its option to purchase pursuant to Article XX, upon closing of such purchase Tenant shall be entitled to and shall receive the total award made in such Proceedings, Landlord and Landlord's mortgagee assigning any interest in such award, damages, consequential damages and compensation to Tenant.

13.2 If, during the Term of this Lease Agreement, or any extension or renewal thereof, less than the entire Demised Premises, but more than fifty percent (50%) of the land area of the Demised Premises shall be taken in any such Proceedings, this Lease Agreement shall, upon delivery of possession to the condemning authority pursuant to the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease Agreement as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease Agreement pursuant to the preceding sentence unless (i) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause [ii] hereof) and (ii) Tenant cannot construct or secure substantially similar space to the space so taken, on the Demised Premises or any adjacent property (if made available by Landlord). Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of delivery of possession to the condemning authority pursuant to the Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease Agreement, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease Agreement is terminated as in this Paragraph 13.2 provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement. Tenant may not terminate this Lease Agreement, as in this Paragraph 13.2 provided, at any time that Tenant is in default in the performance of any of the terms, covenants, or conditions of this Lease Agreement on its part to be performed, and any termination upon Tenant's part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination.

13.3 If fifty percent (50%), or less, of the land area of the Demised Premises, shall be taken in such Proceedings, or if more than fifty percent (50%) of the land area of the Demised Premises is taken (but less than the entire Demised Premises), and this Lease Agreement is not terminated as in Paragraph 13.2 hereof provided, this Lease Agreement shall, upon vesting of possession in the condemning authority pursuant to the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof. Landlord and Landlord's mortgagee shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement. Tenant, in such case, covenants and agrees, at Tenant's sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit and to the condition necessary for the continued use and occupancy by Tenant for Renaissance Fair purposes as in this Lease Agreement provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorney's fees of recovering such award) that may be received by Landlord or Landlord's mortgagee in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall provide funds in the amount of such deficiency. The provisions and conditions in
Article XIII applicable to changes and alterations shall apply to Tenant's obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord agrees in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorney's fees of recovering such award) that may be received by Landlord or Landlord's mortgagee in any such Proceedings for physical damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by a certificate of the architect or the registered professional engineer in charge of the restoration work stating that (i) the sum requested is justly due to the contractors, subcontractors, materialmen, laborers, engineers, architects or other persons, firms or corporations furnishing or supplying work, labor, services or materials for such restoration work or as is justly required to reimburse Tenant for expenditures made by Tenant in connection with such restoration work, and when added to all sums previously paid out by Landlord does not exceed the value of the restoration work performed to the date of such certificate; and (ii) the net amount of any such award for physical damage to the Improvements as a result of such taking remaining in the hands of Landlord or Landlord's mortgagee, together with the funds, if any, supplied by Tenant pursuant to the provisions hereof, will be sufficient upon the completion of such restoration work to pay for the same in full. If payment of the award for physical damage to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses, Tenant shall, nevertheless, perform and fully pay for such work without delay (except such delays as are referred to in Article XVII hereof), and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award for physical damage to the Improvements as a result of such taking as and when payment of such award is received by Landlord. Tenant shall also furnish Landlord with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. To the extent that any award, damages or compensation which would otherwise be payable to Landlord and applied to the payment of the cost of restoration of the Improvements is paid to any mortgagee of Landlord and applied in payment or reduction of the sum or sums secured by any such mortgage or mortgages made by Landlord on the Demised Premises, Landlord shall make available for the use of Tenant, in connection with the payment of the cost of restoring the Improvements an amount equal to the amount of such net award payable to the mortgagee.

13.4 In any taking of the Demised Premises, or any portion thereof, whether or not this Lease Agreement is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Paragraph 13.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses, so long as such claims by Tenant do not reduce Landlord's award below what it would be absent such claim.

13.5 In the event of any termination of this Lease Agreement, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the Demised Premises so taken in such Proceedings with respect to which this Lease Agreement shall have terminated justly apportioned to the date of such termination. From and after the date of delivery of possession pursuant to such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease Agreement provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as provided for in Paragraphs 13.3 and 13.6 hereof in respect to the Demised Premises remaining after such taking.

13.6   In the event of a partial taking of the Demised Premises under Paragraph
13.3 hereof, or a partial taking of the Demised Premises under Paragraph 13.2 hereof, followed by Tenant's election not to terminate this Lease Agreement, the fixed Basic Rent payable hereunder during the period from and after the date of delivery of possession pursuant to such Proceedings to the termination of this Lease Agreement shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the greater of : (a) $4,000,000; or (b) the fair market value of the Demised Premises immediately prior to such taking; less in either case the net amount of the condemnation award (after deduction of all costs and expenses, including attorney's fees of recovering such award) and the denominator of which is the greater of: (a) $4,000,000; or (b) the fair market value of the Demised Premises immediately prior to such taking. In no event, however, shall such reduction in annual Basic Rent exceed ten percent (10%) of the net award received by Landlord as a result of such taking after deduction of all costs of the Proceedings, including the costs of Restoration.

                                    ARTICLE XIV
                            ASSIGNMENT, SUBLETTING, ETC.

14.1 Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease Agreement, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written express consent in each and every instance, which consent, however, to an assignment of this Lease Agreement or subletting of the Demised Premises shall not be unreasonably withheld, provided the following conditions are complied with:

       (a) Any assignment of this Lease Agreement shall transfer to the assignee all of Tenant's right, title and interest in this Lease Agreement and all of Tenant's estate or interest in the Demised Premises;

       (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease Agreement must be in full force and effect, without any breach or default thereunder on the part of Tenant.

       (c) Any such assignee shall assume, by written, recordable instrument, in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease Agreement, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with related documents and agreements and a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten
               (10) days prior to the effective date of such assignment, and in any event within ten (10) days after execution thereof.

       (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such subletting, and in any event within ten (10) days after execution thereof.

       (e) Such assignment or subletting shall be subject to all the provisions, terms, covenants and conditions of this Lease Agreement, and Tenant-Assignor and the assignee or assignees shall continue to be and remain liable under the Lease Agreement, as it may be amended from time to time without notice to any assignor of Tenant's interest or to any guarantor.

       (f) Each sublease permitted under this Paragraph 14.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublessee;
               (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease
               Agreement and to all of the rights of Landlord hereunder;
               and (iii) in the event this Lease Agreement shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease Agreement. Further, no subtenant or occupant of the Demised Premises shall have any greater rights in respect to Landlord than such party would have if such party had assumed all obligations of and limitation of rights of Tenant hereunder at the time such party became a subtenant or occupant, and Tenant shall cause each subtenant and occupant to so agree.

       (g) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorney's fees, occasioned by such assignment or subletting.

       (h) The use to which the assignee or sublessee may put the Premises shall not involve the use of so-called "hazardous materials" or constitute a use which will materially increase the physical depreciation over the use to which the assignor is using such Premises.

14.2 Notwithstanding anything contained in this Lease Agreement to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease Agreement or of Tenant's interest or estate in the Demised Premises, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease Agreement or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance. No such assignment or subleasing shall relieve Tenant (or any assignor of Tenant's interest) from any of Tenant's obligations in this Lease Agreement contained.

                                     ARTICLE XV
                           SUBORDINATION, NONDISTURBANCE,
                         NOTICE TO MORTGAGEE AND ATTORNMENT

15.1 Unless subordinated by written subordination agreement signed by Tenant and subordinating the Lease and the rights of Tenant hereunder, this Lease Agreement and all rights of Tenant herein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, including, without limitation Tenant's option to purchase the Property provided in Article XX hereof, shall be superior and prior to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage," and to any other easement or other interest which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage.

15.2 In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Demised Premises a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

15.3 If any mortgagee shall succeed to the rights of Landlord under this Lease Agreement or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon the written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease Agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest hereunder, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease Agreement and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

                                    ARTICLE XVI
                                       SIGNS

16.1 Tenant, at Tenant's sole cost and expense, may erect such signs on the Demised Premises and the Buildings as Tenant may desire, provided that such sign or signs do not violate applicable governmental laws, ordinances, rules or regulations.

                                    ARTICLE XVII
                                      DEPOSIT

17.1 Contemporaneously with the execution of this Lease Agreement, Tenant has deposited with Landlord the sum of $666,667 (the "Deposit"). The Deposit shall be held, applied, returned to Tenant and otherwise managed by Landlord in accordance with all of the provisions of this Article XVII.

17.2 The Deposit may be used by members in Landlord for their business purposes and shall not be required to be maintained in any trust or other special account. The repayment to Tenant of the Deposit when, as and if due, and the payment of all interest owing thereon as herein provided shall be the obligation of Landlord, which obligation is guaranteed by the members of Landlord pursuant to a separate guaranty executed as of even date herewith.

17.3 The Deposit, or such portion thereof as may, from time to time, remain on deposit with Landlord pursuant hereto shall bear interest at the rate of 6% per annum which interest shall be paid by Landlord to Tenant in monthly installments due on the first day of each calendar month during the term of this Lease, each such monthly installment being in the amount of interest accrued during the immediately prior month.

17.4 Subject to the remaining provisions of this Section 17.4, $333,333.50 of the principal amount of the Deposit shall be repaid to Tenant on November __, 2001 and the remaining portion of the Deposit shall be repaid to Tenant on November __, 2005. The foregoing not withstanding, in the event that Tenant shall default in the payment of Basic Rent or Additional Rent due hereunder, and shall continue in such default for a period of 60 days from date when such Rent was due and if, following such 60 day period: (i) Landlord shall give Tenant written notice that unless such default is cured within 20 days following such notice the Deposit shall be forfeited to Landlord; and (ii) Tenant shall fail to cure such default within 20 days after the giving of such written notice by Landlord; then any portion of the Deposit then held by Landlord shall be forfeited to Landlord and Tenant shall have no further interest therein.

17.5 In the event that Landlord shall fail to return any portion of the Deposit when required to do so pursuant to this Lease Agreement and/or to pay interest to Tenant when required to do so pursuant to this Lease Agreement, and/or to make funds available to Tenant as provided in Sections 12.4 and 13.3 hereof (provided, however, that no right of set off shall be exercisable by Tenant with respect to said Sections 12.4 or 13.3 hereof so long as there exists any good faith dispute as to the amounts, if any, owing pursuant to said section, Tenant shall have the right to apply the amount so owing from Landlord to Tenant in reduction of Basic Rent and other amounts thereafter coming due pursuant to the provisions of this Lease Agreement.

                                   ARTICLE XVIII
                              CHANGES AND ALTERATIONS

18.1 Tenant shall have the right at any time, and from time to time during the term of this Lease Agreement, to make such changes and alterations, structural or otherwise, to the Building, Improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant's movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

       (a) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant's sole cost and expense, provided such applications do not cause Landlord to become liable for any cost, fees or expenses.

       (b) Any change or alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises or the Buildings to which such change or alteration is made below its value or utility to Landlord immediately before such change or alteration, nor shall such change or alteration alter the exterior of the Improvements or reduce the area or cubic content of the Buildings, nor change the character of the Demised Premises or the Buildings as to use without Landlord's express written consent.

       (c) All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments. The cost of any such change or alteration shall be paid for by Tenant so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work of any change or alteration shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, during the performance of the Work, workers' compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, together with comprehensive general liability insurance of not less than One Million Dollars ($1,000,000.00) in the event of injury to one person, Three Million Dollars ($3,000,000.00) in respect to any one accident or occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage, and the fire insurance with "extended coverage" endorsement required by Paragraph 5.1 hereof shall be supplemented with "builder's risk" insurance on a completed value form or other comparable coverage on the Work. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed "Premium Paid" by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

       (d) All improvements and alterations (other than Tenant's movable trade fixtures and equipment) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease Agreement.

       (e) No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit "A" attached, nor shall the same obstruct or interfere with any existing easement.

       (f) As a condition to granting approval for any changes or alterations, Landlord may require Tenant to agree that Landlord, by written notice to Tenant, given at or prior to termination of this Lease Agreement, may require Tenant to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant's sole cost and expense, and repair and restore any damage caused by the installation and removal of such improvements, additions, or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice.

                                    ARTICLE XIX
                              MISCELLANEOUS PROVISIONS

19.1 Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease Agreement, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease Agreement shall not be thereby affected in any manner whatsoever.

19.2 Landlord is hereby given the right during usual business hours at any time during the term of this Lease Agreement to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final one (1) year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

19.3 To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease Agreement, from any condition of the Improvements or any street, curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease Agreement, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease Agreement, in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorney's fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. The foregoing or anything else contained in this Lease Agreement to the contrary notwithstanding, Tenant shall not be required to indemnify, defend or hold Landlord harmless against or from any claims arising out of any act or negligence of Landlord, its agents, servants, employees or licensees.

19.4 All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests by Landlord to Tenant shall be sent by United States registered or certified mail, postage prepaid, addressed to Tenant at:

       Renaissance Entertainment Corporation
       4410 Arapahoe Avenue, Suite 200
       Boulder, Colorado 80303
       Attn:  Charles S. Leavell

or at such other place as Tenant may from time to time designate by written notice to Landlord. All notices, demands and requests by Tenant to Landlord shall be sent by United States registered or certified mail, postage prepaid, addressed to Landlord at:

       Faire Partners, LLC
       4855 North Mesa
       Suite 120
       El Paso, Texas 79912-5937
       Attn: Stephen L. Feinberg

or at such other place as Landlord may from time to time designate by written notice to Tenant. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed.

19.5 Tenant shall, upon termination of this Lease Agreement for any reason whatsoever, surrender to Landlord the Demised Premises together with all buildings, structures, fixtures and building equipment or real estate fixtures upon the Demised Premises, together with all additions, alterations and replacements thereof (except Tenant's movable trade fixtures and equipment) in good order, condition and repair, except for reasonable wear and tear, and except as is otherwise provided for in Article XII and XVIII hereof.

19.6 Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease Agreement on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease Agreement) during the term of this Lease Agreement without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

19.7 Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

       (a) That this Lease Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

       (b) The dates to which the Basic Rent or Additional Rent have been paid in advance;

       (c) Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease Agreement, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease Agreement upon the part of Landlord or Tenant, as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

       (d) Such other statements or certificates as Landlord or any mortgagee may reasonably request.

It is the intention of the parties hereto that any statement delivered pursuant to this Paragraph 19.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises.

19.8 Upon not less than ten (10) days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum Lease, in recordable form, setting forth the following:

       (a)     The date of this Lease Agreement;

       (b)     The parties to this Lease Agreement;

       (c)     The term of this Lease Agreement;

       (d)     The legal description of the Demised Premises; and

       (e) Such other matters reasonably requested by Landlord to be stated therein.

19.9 If any covenant, condition, provision, term or agreement of this Lease Agreement shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease Agreement shall be valid and in force to the fullest extent permitted by law. This Lease Agreement shall be construed and be enforceable in accordance with the law of the state in which the Demised Premises are located.

19.10 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

19.11 The caption of each article of this Lease Agreement is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease Agreement.

19.12 This Lease Agreement does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

19.13 All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

19.14 All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease Agreement shall survive the expiration or other termination of this Lease Agreement.

                                     ARTICLE XX
                                 OPTION TO PURCHASE

20.1 Tenant shall have the Option (the "Option") to purchase the Demised Premises together with all appurtenance rights, mineral rights, privileges, and easements belonging thereto (collectively, the "Property") upon all the terms and conditions of this Article XX.

20.2 The purchase price to be paid for the Property (the "Purchase Price") shall be determined by the Lease Year in which the Option is exercised in accordance with the table set forth below:

          Lease Years                   Purchase Price
          -----------                   --------------
          1-3                           $4,433,333.33
          4                              4,477,666.67
          5                              4,522,443.34
          6                              4,567,667.34
          7                              4,613,344.67
          8                              4,659,478.00
          9                              4,706,072.67
          10                             4,753,133.34
          11                             4,800,664.66
          12                             4,848,671.33
          13-20                          4,900,000.00

20.3 In order to exercise the Option, Tenant shall give Landlord written notice of such exercise, which notice shall specify a closing date not later than 45 days after the date of exercise of said Option. At the closing, Landlord shall deliver to Tenant:

       a. A Limited Warranty Deed, properly executed on behalf of Landlord in recordable form with all applicable transfer taxes paid and stamps, if any, affixed thereto, conveying the Property to Purchaser subject only to the Permitted Exceptions described in Exhibit B hereto and any other exceptions created solely as a result of acts or agreements of Tenant.

       b. All certificates and instruments and other documents necessary to permit the recording of the Limited Warranty Deed.

       c. Standard Seller's Affidavit properly signed on behalf of Landlord and stating the signer's knowledge as to judgments, bankruptcies, tax liens, mechanics liens, parties in possession, unrecorded interests, encroachment or boundary line questions, and related matters.

       d. An affidavit of Landlord in form and content satisfactory to Tenant stating that Landlord is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

       e. Such other instruments and documents as are necessary to vest title to the Property in Tenant and to enable Tenant to enjoy the benefits of ownership thereof.

       f. If requested by Tenant, an agreement properly executed on behalf of Landlord confirming the termination of this Lease Agreement.

Upon delivery of the foregoing items, Tenant shall deliver to Landlord the applicable Purchase Price and shall pay all costs of any title insurance obtained by Tenant and all transfer taxes and recording fees payable with respect to the Limited Warranty Deed and the documents to be delivered at closing.

20.4 All real estate taxes, installments of special assessments, utility charges, income and expenses of the Property shall be paid by Lessee, either as Lessee pursuant to the Lease prior to closing or as owner of the Property subsequent to closing.

20.5 In the event that Landlord is unable to convey title to the Property subject only to the Permitted Exceptions and other exceptions described in Subsection 20.3 above, Tenant shall have the option to either: (a) terminate its exercise of the Option by giving written notice to Landlord in which event the exercise of the Option shall become null and void and neither party shall have any further right or obligation with respect to Tenant's Option or the exercise thereof; or (b) elect to proceed to close its purchase of the Property by giving written notice to Landlord, in which event: (i) Tenant shall proceed to purchase the Property; (ii) Landlord shall remain liable to cure any title defects required to be cured in order to establish title to the Property in the condition required in Subsection 20.3(a) above; and (iii) there shall be withheld from the Purchase Price payable to Landlord an amount equal to the anticipated costs of establishing title to the Property in the condition required by said Subsection 20.3. If Landlord and Tenant are unable to agree on the amount to be withheld from the Purchase Price as described in the preceding sentence, the amount thereof shall be determined by any title insurance company retained by Tenant to provide title insurance for Tenant's acquisition of the Property. Landlord shall remain liable for the payment of any costs of establishing title to the Property in the condition required by Subsection 20.3(a) above in excess of those so withheld from the Purchase Price. Any portion of the amounts so withheld from the Purchase Price not necessary to cure title shall be paid by Tenant to Landlord when the amount of such costs of curing title has been determined.

20.6 In the event that prior to the time of closing, proceedings for condemnation of the Property, or any interest therein, or any portion thereof are commenced by any governmental authority having jurisdiction to do so, Tenant may, at its option, terminate its exercise of the

Option by written notice to the Landlord. In the event of any such condemnation without the exercise of right of termination by Tenant, Tenant shall proceed to purchase the Property pursuant to its exercise of its Option and Landlord and Landlord's mortgagee shall assign to Tenant all rights to any condemnation proceedings and any award paid pursuant thereto and there shall be no reduction in the Purchase Price. In the event that, at any time subsequent to the date of this Lease Agreement, but prior to the closing of the sale of the Property to Tenant pursuant to an exercise of its Option, Landlord receives any award for condemnation of the Property, or any interest therein, or any portion thereof, the amount of the award so received by Landlord shall be deducted from the Purchase Price otherwise payable by Tenant on exercise of its Option.

20.7 Upon closing of the purchase of the Property by Tenant pursuant to an exercise of the Option, any portion of the Deposit, any amounts held by Landlord pursuant to Articles XVII or XVIII hereof and any other amounts deposited by Tenant hereunder then held by Landlord and any prorated portion of any Basic Rent or other amounts paid by Tenant hereunder and properly allocable to the period from and after the closing date shall be paid by Landlord to Tenant at closing.

                                    ARTICLE XXI
                          COVENANT REGARDING INDEBTEDNESS
                         AND DISTRIBUTIONS TO SHAREHOLDERS

21.1 During the term of this Lease, Tenant shall not incur Indebtedness (as hereinafter defined) in excess of the sum of: (a) $500,000; and (b) any indebtedness owing by Tenant as of the date of this Lease which is secured by a lien on property presently owned by Tenant in Stafford County Virginia without the prior written consent of Landlord. "Indebtedness" means the principal on any and all items of indebtedness which, in accordance with generally accepted accounting principles, would be included in determining total liabilities of Tenant, incurred in connection with the borrowing of money.

21.2 Tenant will not, except as permitted herein, (a) declare or pay any dividend or make any other distribution on any shares of the Common Stock or other equity securities of the Tenant or to its shareholders, except dividends or distributions payable in equity securities of the Tenant or (b) purchase, redeem or otherwise acquire or retire for value any shares of the Common Stock or other equity securities of the Tenant, except equity securities acquired upon conversion thereof into other equity securities of the Tenant, or (c) permit a subsidiary of Tenant to purchase, redeem or otherwise acquire or retire for value any equity securities of the Tenant, provided, however, that the provisions of this Section shall not prevent the retirement of any equity securities of the Tenant by exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale (other than to a subsidiary of Tenant) of, other equity securities of the Tenant.

                                    ARTICLE XXII
                                   SOLE AGREEMENT

22.1 This Lease supersedes and terminates all prior agreements, negotiations, representations, discussions, and proposals between Landlord and Tenant related to the subject matter hereof.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Agreement to be duly executed as of the day and year first above written.

                                   Faire Partners, LLC
                                   (Landlord)


                                   By /s/ Charles H. Leavell
                                      -----------------------------
                                      Charles H. Leavell
                                      Its Manager

                                   Renaissance Entertainment Corporation
                                   (Tenant)


                                   By /s/ Charles S. Leavell
                                      -----------------------------
                                      Charles S. Leavell
                                      Its Chief Executive Officer


STATE OF TEXAS         )
                       )  ss
COUNTY OF EL PASO      )

       The foregoing instrument was acknowledged before me this 12th day of November, 1997, by Charles H. Leavell, the Manager of Faire Partners, LLC, a Texas limited liability company on behalf of the company.


                                   /s/ Lori A. Andrulis
                                   ------------------------------
                                        Notary Public


STATE OF COLORADO      )
                       )  ss
COUNTY OF BOULDER      )

       The foregoing instrument was acknowledged before me this 11th day of November, 1997, by Charles S. Leavell, the Chief Executive Officer of Renaissance Entertainment Corporation, a Colorado corporation, on behalf of the corporation.



                                   /s/ Frances Combs
                                   ------------------------------
                                        Notary Public

                                      GUARANTY


The Leavell Company, a Texas corporation, Dorsar Partners, L.P., a Texas limited partnership and William A. Wise (hereinafter collectively the "Guarantors") being all of the members of the Landlord identified in the Lease Agreement to which this Guaranty is attached, hereby jointly and severally guarantee to Renaissance Entertainment Corporation, the Tenant identified in the Lease Agreement to which this Guaranty is attached, the prompt and full repayment by Landlord to Tenant of all portions of the Deposit, as that term is defined in
Article XVII of the Lease Agreement to which this Guaranty is attached, required to be repaid to Tenant in accordance with the provisions of said Article XVII of the Lease.

GUARANTORS further covenants and agrees:

          1. The Tenant may from time to time without notice to or consent of the Landlord and upon such terms and conditions as the Tenant may deem advisable without affecting this Guaranty: a) release any of the Landlord, any maker, surety or other person liable for payment of all or any part of the Deposit; b) make any agreement with the Landlord either extending or otherwise modifying or altering the time for or the terms of payment of all or any part of the Deposit;
c) waive, compromise, release, subordinate, resort to, exercise or refrain from exercising any right the Tenant may have hereunder or under the Lease Agreement;
d) accept additional security or guarantees of any kind; e) endorse, transfer or assign the Deposit and/ or Tenant's right to receive any part thereof; f) accept partial payment or payments on account of the Deposit; g) make any election under Section 1111(b)(2) of the United States Bankruptcy Code.

          2. Guarantors unconditionally and absolutely waive: a) any obligation on the part of the Tenant to protect, secure or insure any of the security given for the payment of the Deposit; b) any right to participate in any of the security given for the payment of Deposit; c) notice of acceptance of this Guaranty by the Tenant; d) notice of presentment, demand for payment, notice of non-performance, protest, notice of protest and notice of dishonor, notice of non-payment or partial payment; e) notice of any default under the Lease Agreement , or in the performance of any of the covenants and agreements contained therein; f) any defense to liability hereunder based on any limitation or exculpation of liability on the part of the Landlord whether contained in the Lease Agreement or otherwise; g) the transfer or sale by the Landlord or the diminution in value of any security given for the Deposit; h) any failure, neglect or omission on the part of the Tenant to realize or protect Tenant's right to the repayment of any part of the Deposit or any security given therefor; i) any right to insist that the Tenant prosecute collection of the Deposit or resort to any instrument or security given to secure the repayment of any part of the Deposit or to proceed against the Landlord under the Lease Agreement or against any other guarantor or surety prior to enforcing this Guaranty provided, however, at its sole discretion the Tenant may either in a separate action or an action pursuant to this Guaranty pursue its remedies against the Landlord or any other guarantor or surety, without affecting its rights under this Guaranty; j) any right to participate in or direct any proceeding(s) referenced in subparagraph (i) above; k) notice to Guarantors of the existence of or the payment of the Deposit to the Landlord;

or) any order, method or manner of application of any payments on the obligations of Landlord to Tenant on account of the Deposit.

          3. Guarantors will not assert against the Tenant any defense of waiver, release, discharge in bankruptcy of the Landlord, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud by Landlord or any other person other than Tenant, merger of clauses under this Guaranty with the obligations under the Lease Agreement, ultra vires acts, usury, illegality or unenforceability which may be available to the Landlord in respect of the obligations under the Lease Agreement and the Landlord shall be and remain liable for any portion of the Deposit owing to Tenant and remaining unpaid notwithstanding provisions of law or contract that may otherwise prevent the Tenant from enforcing the obligation to pay such Deposit against the Landlord. The liability of Guarantors shall not be affected or impaired by any voluntary or involuntary dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting Landlord or any of its assets and that upon the institution of any of the above actions, at the Tenant's sole discretion and without notice thereof or demand therefor, Guarantor's obligations shall become due and payable and enforceable against Guarantors whether or not the Deposit is then due and payable.

          4. No act or thing, except for payment in full, which but for this provision might or could in law or in equity act as a release of the liabilities of the Guarantors shall in any way affect or impair this Guaranty and this shall be a continuing absolute and unconditional Guaranty and shall be in full force and effect until all amounts owing on the Deposit have been paid.

          5. If any payment applied to the Deposit is thereafter set aside, recovered, rescinded or required to be returned for any reason (including the bankruptcy, insolvency or reorganization of Landlord or any other obligor), the portion of the Deposit to which such payment was applied shall for the purpose of this Guaranty be deemed to have continued in existence notwithstanding such application, and this Guaranty shall be enforceable as to such portion of the Deposit as fully as if such application had never been made.

          6. Notwithstanding any other provisions herein to the contrary, Guarantors agree that they shall have no right of subrogation, reimbursement or indemnity whatsoever or any right of recourse to security for the debts and obligations of the Landlord to the Tenant and waive and renounce any and all rights they have or may have for subrogation, indemnity, reimbursement or contribution for amounts paid under this Guaranty until all obligations of Landlord to Tenant under the Lease Agreement have been satisfied in full. This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by Guarantors against the estate of the Landlord within the meaning of Section 101 of the United States Bankruptcy Code, and to prevent Guarantors from constituting a creditor of the Landlord in respect of such reimbursement within the meaning of Section 547(b) of the United States Bankruptcy Code in the event of a subsequent insolvency proceeding involving the Landlord.

          7. This Guaranty is executed in order to induce the Tenant to enter into the Lease Agreement to which this Guaranty is attached, with the intent that it will be relied upon by the Tenant in doing so and with the knowledge that the Tenant would not execute the Lease Agreement but for this Guaranty.

          8. No right or remedy herein conferred upon or reserved to the Tenant is intended to be exclusive of any other available remedy or remedies but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty, the Lease Agreement, or as may now or hereafter exist at law or in equity. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but only by an instrument in writing duly executed by the Tenant.

          9. This Guaranty and each and every part thereof shall be binding upon the Guarantors and their respective successors and assigns and shall inure to the pro rata benefit of each and every future holder of the rights of the Tenant to the repayment of the Deposit when and to the extent provided in the Lease Agreement.

                                   The Leavell Company

                                   By /s/ Charles H. Leavell
                                      -----------------------------
                                      Charles H. Leavell
                                      Its Chairman of the Board



                                   Dorsar Partners, L. P.

                                   By /s/ Steven L. Feinberg
                                      -----------------------------
                                      Steven L. Feinberg
                                      Its General Partner

                                      /s/ William A. Wise
                                      -----------------------------
                                      William A. Wise

                                      EXHIBIT A

                                  LEGAL DESCRIPTION



PARCEL I:

Part of the Southeast Quarter and part of the Northeast Quarter of Section 36, Town 1 North, Range 21 East of the Fourth Principal Meridian, lying and being in the Town of Bristol, Kenosha County, Wisconsin, and being more particularly described as: Beginning on the South line of the Southeast Quarter of said Section at a point 600.7 feet South 89 degrees 24 minutes 50 seconds West from the Southeast corner of said Quarter Section; thence South 89 degrees 24 minutes 50 seconds West along the South line of said Quarter Section 729.8 feet and to the West line of the East half of said Quarter Section; thence North 1 degree 53 minutes 10 seconds West along the West line of the East Half of said Quarter
Section 2675.0 feet and to the North line of said Quarter Section; thence North 1 degree 46 minutes 40 seconds West along the West line of the Southeast Quarter of the Northeast Quarter of said Section 1325.36 feet and to the North line of said Quarter Quarter Section; thence North 89 degrees 02 minutes East along the North line of said Quarter Quarter Section 1051.34 feet and to the Westerly right-of-way line of Interstate Highway 94; thence South 2 degrees 03 minutes East along said right-of-way line 131.93 feet; thence South 21 degrees 06 minutes West along said right-of-way line 788.49 feet; thence South 2 degrees 03 minutes East along said right-of-way line 700 feet; thence South 17 degrees 45 minutes 50 seconds East along said right-of-way line 1167.69 feet; thence South 10 degrees 58 minutes 40 seconds East along said right-of-way line 482.66 feet; thence South 89 degrees 24 minutes 50 seconds West parallel to the South line of the Southeast Quarter of said Section 395.04 feet; thence South 0 degree 35 minutes 10 seconds East at right angles to the South line of said Quarter
Section 851.72 feet to the point of beginning.

PARCEL II:

The East Half of the West Half of the Southeast Quarter and the Southwest Quarter of the Northeast Quarter of Section Thirty-six (36), in Town One (1) North, Range Twenty-one (21) East of the Fourth Principal Meridian; in the Town of Bristol, County of Kenosha and State of Wisconsin.

                                     EXHIBIT B

                                PERMITTED EXCEPTIONS


1.   General and special taxes and assessments not yet due.

2. Public or private rights, if any, in such portions of the insured premises as may be used, laid out, taken or dedicated in any manner whatsoever for highway or road purposes.

3. Right of Way Authorization from Theodore Dooper to General Telephone Company of Wisconsin, dated September 21, 1965 and recorded in the office of the Register of Deeds for Kenosha County, Wisconsin on October 12, 1965 in Volume 713 of Records at page 504, as Document No. 479482 (as to Parcel
     I).

4. Easement from Theodore E. Dooper to Wisconsin Electric Power Company, dated July 23, 1963 and recorded in said Register's office on August 14, 1963 in Volume 645 of Records at page 235-36, as Document No. 453071 (as to Parcel
     I).

5. Distribution Easement granted Wisconsin Electric Power Company and Wisconsin Bell, Inc. dated November 9, 1993 and recorded in the Kenosha County Register of Deeds office on November 17, 1993 in Volume 1637 of Records, Page 434-35, as Document No. 945420 (as to Parcel I).

6. Holding Tank Agreement recorded in the Kenosha County Register of Deeds office on March 30, 1982 in Volume 1109 of Records, page 865, as Document No. 688487; and on June 30, 1988 in Volume 1316 of Records, Page 607, as Document No. 803280 (as to Parcel II).

7. Easement granted by Victoria Slavik to Wisconsin Gas and Electric Company by instrument dated December 7, 1936 and recorded in said Register's office July 10, 1937 in Volume 198 of Deeds, Page 528 (as to Parcel II).

8. Terms and conditions contained in Holding Tank Agreement dated 3/28/95 and recorded in said Register's office on April 6, 1995 as Document No. 988072.

9. Matters shown on survey dated October 13, 1997 (revised November 6, 1997), prepared by Glen A. Marescalco, Land Surveyor.

                                   EXHIBIT D

                                FORM OF WARRANT

                                                                     EXHIBIT D
No. W-SLB-1
                                                             Warrant to
                                                        Purchase 766,667 Shares


                      WARRANT TO PURCHASE COMMON STOCK OF
                     RENAISSANCE ENTERTAINMENT CORPORATION


     THIS CERTIFIES THAT for value received FAIRE PARTNERS, LLC is entitled, subject to the terms and conditions hereinafter set forth, to purchase from RENAISSANCE ENTERTAINMENT CORPORATION, a Colorado corporation (the "Company"), 766,667 fully paid and non-assessable shares of Common Stock of the Company (herein called the "Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, at any time during the term hereof, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto and upon payment therefor of the Purchase Price, in lawful money of the United States of America, determined as set forth below. The term of this Warrant shall commence on the date hereof, and terminate, if not exercised prior thereto, at 5:00 p.m. Mountain Time, on November 11, 2003 (the "Expiration Date").

     This Warrant is one of a series of Warrants issued pursuant to that certain Purchase Agreement dated November 12, 1997, (the "Purchase Agreement").

     This Warrant is subject to the following terms and conditions:

     1. The purchase rights represented by this Warrant are exercisable at any time after November 11, 1998 and prior to 5:00 p.m. Mountain Time on the Expiration Date, at the option of the registered holder hereof (the "Holder"), in whole or in part (but not as to a fractional share of Common Stock). In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder.

     2. The purchase price for each share of Common Stock purchasable pursuant to the exercise of this Warrant shall be One Dollar ($1.00) per share (the "Initial Purchase Price") or the adjusted price, if applicable, determined as set forth in Section 9 hereof. The Initial Purchase Price, and from time to time the number of shares of Common Stock subject to purchase hereunder are subject to adjustment in certain circumstances provided for below. The purchase price, as defined above, is hereinafter referred to as the "Purchase Price".

          (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock, (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the number of shares of Common Stock issuable upon exercise of this Warrant shall be the number of shares of Common Stock of the Company which the Warrant Holder would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification.

          (b) If the Company shall at any time issue or sell or be deemed pursuant to the provisions of subsections 2(c) and (d) hereof to have issued or sold shares of its Common Stock for consideration per share less than the Initial Purchase Price then in effect with respect to such Common Stock, then the Initial Purchase Price shall be reduced by multiplying it by a fraction, the numerator of which equals the number of shares of Common Stock outstanding prior to the sale or issuance plus the number of shares of Common Stock which would have been issued in the transaction if the Initial Purchase Price had been applied, and the denominator of which equals the number of shares of Common Stock outstanding after the sale or issuance plus the number of shares of Common Stock actually issued in the transaction.

          (c) In case at any time after the date hereof the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") at an option or conversion price per share of Common Stock (determined by dividing: (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable upon the exercise of such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock of the Company, issuable upon the exercise of such Options and in the case of Convertible Securities, upon conversion thereof) less than the Initial Purchase Price then in effect with respect to such Common Stock, then the total maximum number of shares of Common Stock issuable upon the exercise and conversion of such Options and Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company as of the date of the issue or sale of the Options, for such price per share. No sale, issuance or transfer of shares of Common Stock shall be deemed to have been made upon the actual issuance of such Common Stock except as otherwise provided in subsection 2(e) hereof.

          (d) In case at any time after the date hereof the Company shall in any manner issue or sell (whether directly or by assumption in merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share of Common Stock issuable upon such conversion or exchange (determined by dividing: (i) the total amount received or receivable by the Company, as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Initial Purchase Price then in effect with respect to such Common Stock, then the total maximum number of shares of Common Stock issuable upon conversion of all such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company as of the date of the issue or sale of the Convertible Securities, for such price per share. No sale, issuance or transfer of shares of Common Stock shall be deemed to have been made upon the actual issuance of such Common Stock except as otherwise provided in subsection 2(e) hereof.

          (e) If the purchase price payable or number of shares of Common Stock subject to purchase as provided for in any Options referred to in subsection 2(c) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsections 2(c) or (d), or the rate at which any Convertible Securities referred to in subsections 2(c) or (d) are convertible into Common Stock shall change so as to reduce the deemed sale price of Common Stock previously calculated under subsections 2(c) and/or (d), then a sale of shares of Common Stock shall be deemed to have occurred for the purposes of subsections 2(c) and/or (d), as applicable, with appropriate adjustments to be made to the number of shares of Common Stock deemed to have been sold to reflect the prior related deemed sale and such adjustments by the adjustment of the Initial Purchase Rate and Initial Purchase Price pursuant to subsections 2(c) or (d), as applicable.

          (f) In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all of the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that the Holder of a Warrant shall have the right thereafter upon payment of the Initial Purchase Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which the Holder would have owned or would have been entitled to receive after the happening of such consolidation, merger, sale, transfer or lease had the Warrant been exercised immediately prior to such action. The Company shall give prompt written notice of the execution of any such agreement to the Holder of each Warrant at the address of such Holder as shown on the records of the Company. Such agreement shall provide for subsequent adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 2, after the happening of such consolidation, merger, sale, transfer or lease. The provisions of this subsection 2(f) shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

          (g) The provisions of this section 2 shall not apply to any currently outstanding securities of the Company or any management stock grants or sales, stock options or shares of Common Stock issued upon exercise of stock options issued to officers, directors, employees or consultants of the Company pursuant to a plan heretofore adopted and approved by the Board of Directors of the Company.

          (h) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the issuance of shares of Common Stock, then with respect to any Warrants which then remain outstanding, the Initial Purchase Price shall be readjusted to the Initial Purchase Price which would have prevailed absent the adjustment made as a result of the issuance of such Options or Convertible Securities.

          (i) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

          (j) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received therefor by the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair market value of such consideration, as determined by the Board of Directors of the Company.

     3.   In case at any time:

          (a) The Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

          (b) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common stock;

          (c) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

          (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

          (e) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

     4. If any event occurs as to which, in the sole opinion of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustment in the application of such provisions as may be necessary, in the sole judgment of such Board, in accordance with such essential intent and principles, to protect such rights as aforesaid.

     5. Exercise of this Warrant shall be made by the surrender hereof by the Holder to the Company at its principal office together with (i) the attached Subscription Form designating the number of shares of Common Stock being purchased, (ii) a certified check or cash in payment for such shares and (iii) a letter of transmittal setting forth the computation of the amount of said payment. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for the number of shares of the Common Stock of the Company purchased at the Purchase Price in effect at the time of such exercise. The Holder shall be deemed to be the record owner of such shares of Common Stock as of the close of business on the date of such exercise. The Holder shall not be entitled to receive a fractional share, but in lieu thereof the Company shall pay in cash an amount equal to the market value of such fractional share if the Common Stock has a market value, or if not, the book value of such fractional share. The Company shall thereupon cancel this Warrant; and in the event that less than the entire number of shares purchasable are purchased, shall issue a new Warrant for the number not so purchased.

     6. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will, from time to time, take all such action as may be requisite to assure that the par value or stated value per share of the Common Stock to be acquired upon the exercise of this Warrant is at all times equal to or less than the then effective Purchase Price per share of the Common Stock issuable pursuant to exercise of this Warrant. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its Common Stock to provide for such exercise.

     7. (a) The Holder represents that he is acquiring this Warrant and, in the absence of an effective registration statement under the Securities Act of 1993 (the "1933 Act") for the shares of Common Stock issuable hereunder, such shares for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Holder and the holder of any shares of Common Stock issued upon exercise hereof, by his acceptance hereof, agrees that he will notify the Company in writing before selling or otherwise disposing of this Warrant or any shares of Common Stock issued to him upon exercise hereof, describing briefly the nature of any such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the Company has received an opinion of counsel reasonably acceptable to it that no registration (or perfection of an exemption) under the 1933 Act is required with respect to such sale or disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation under this section 7) or (ii) an appropriate registration statement with respect to such Warrant or such Common Stock, or both, has been filed with the Securities and Exchange Commission (the

     "Commission") and declared effective by the Commission. The Company may require that this Warrant and certificates representing shares of Common Stock issued upon exercise hereof be stamped or imprinted with an appropriate legend reflecting the foregoing restrictions. For the purposes of this section 7, the term "Securities" shall include this Warrant and the shares of Common Stock issued or issuable upon the exercise hereof.

          (b) The restrictions imposed by this section 7 on the transfer of the Securities shall terminate as to any portion of the Securities when:

               (i) Such portion of the Securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or exemption; or

               (ii) Written opinions to the effect that such a registration is no longer required or necessary under any Federal or State law or regulation of governmental authority shall have been received from legal counsel for the Company and counsel for the holder of such portion of the Securities; or, if a favorable opinion is obtained from holder's counsel, and counsel for the Company declines to render such an opinion, upon the holder's undertaking to indemnify the Company, on terms satisfactory to the Company, against all liability or loss the Company may sustain in connection with such transfer; or

          Whenever the restrictions imposed by this section 7 shall terminate, as provided above, any holder of the Securities as to which such restrictions shall have terminated shall be entitled to receive promptly from the Company, without expense to him, a new certificate, not bearing the restrictive legend referred to in clause
     (a) hereof.

     8. The Company will use its best efforts to cause the shares of Common Stock issuable upon exercise of the Warrants (the "Registerable Securities") to be registered with the Securities and Exchange Commission, at the Company's expense, under the Securities Act of 1933 (the "1933 Act") prior to November 11, 1998. The Company will use its best efforts to keep such Registration Statement effective until the earlier of November 11, 2003 or until all of the Registerable Securities have been sold pursuant to such Registration Statement. In the event that the Registration Statement to be filed with the Commission as set forth in this section 8 has not been declared effective by the Commission by November 11, 1998, the purchase price of the Warrants shall be reduced as follows: the Initial Purchase Price shall be reduced by 2% for every 30 days following November 11, 1998, until the Registration Statement is declared effective. In connection with such registration:

          (a) The Company will pay all costs and expenses incurred in connection with the registration of the Registerable Securities, including all registration filing fees, printing fees, fees and disbursements of counsel and accountants of the Company and one set of counsel for the Investors. Transfer taxes, brokerage commissions and underwriters' discounts attributable to the Registerable Securities shall be for the account of the Investors;

          (b) The Company will furnish at its expense to the Investors such number of copies of the preliminary, final, supplemental or amended prospectus in conformity with the requirements of the 1933 Act and rules and regulations thereunder, as may be reasonably required in order to facilitate the disposition of the Registerable Securities;

          (c) Unless preempted by Federal law, the Company will register or qualify the Registerable Securities under any applicable state securities or blue sky laws in such jurisdictions as the Investors shall reasonably request;

          (d) The Company will cause the Registerable Securities to be listed on the NASDAQ Small Cap Market (or principal exchange if applicable) on which the Common Stock is then listed; and

          (e) The Company shall indemnify and hold harmless, to the full extent permitted by law, each Investor, its officers and directors and each person who controls such Investor within the meaning of the 1933 Act and any investment adviser against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information with respect to the Investor furnished in writing to the Company by such Investor expressly for use therein. The Company will indemnify the underwriters, if any, of the Registerable Securities, their officers and directors and each person who controls any such underwriter to the same extent. The Company will reimburse each indemnified party for all legal expenses incurred in connection with investigating or defending any such claims. Each Investor severally, but not jointly, shall indemnify and hold harmless the Company against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged untrue statement or a material fact in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information and in conformity with written information furnished to the Company by Investor specifically for use in the preparation thereof. If the indemnification provided for herein is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, or liabilities referred to above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Investors on the other; or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Investor and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this subsection, the term "damages" shall include any counsel fees or other expenses reasonably incurred by the Company or the Investors in connection with investigating or defending any action or claim which is the subject of the contribution provisions of this section.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise.

     9. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender. Subject to section 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

     10. Upon the receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

     11. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:

          (a) If to the Holder at such address as may have been furnished by such holder to the Company in writing; and

          (b) If to the Company at such address as may have been furnished by the Company to the Holder of this Warrant in writing.

     12. This Warrant shall be binding upon any successors or assigns of the Company.

     13. This Warrant shall be construed in accordance with and governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date set forth below by one of its officers thereunto duly authorized.

Dated:  November 12, 1997.

                                       RENAISSANCE ENTERTAINMENT CORPORATION


                                       By /s/ Charles S. Leavell
                                          -----------------------------------
                                          Its  Chief Executive Officer
                                               ------------------------------

                        ______________________________

                               SUBSCRIPTION FORM

                  To be signed only upon exercise of Warrant


     The undersigned the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ of the shares of Common Stock of RENAISSANCE ENTERTAINMENT CORPORATION to which such Warrant relates and herewith makes payment of $__________, therefor in cash or by certified check and requests that the certificates for such shares be issued in the name of, and be delivered to, ______________________________, the address for which is set forth below the signature of the undersigned.

Dated:  ____________________

                                        ---------------------------------------
                                        (Signature)

                                        ---------------------------------------


                                        ---------------------------------------
                                        (Address)

                                        ---------------------------------------

                  To be signed only upon transfer of Warrant

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ ______________________________ the right to purchase shares of Common Stock of RENAISSANCE ENTERTAINMENT CORPORATION to which the within Warrant relates and appoints ______________________________, attorney, to transfer said right on the books of RENAISSANCE ENTERTAINMENT CORPORATION with full power of substitution in the premises.

Dated:  ____________________


                                        ---------------------------------------
                                        (Signature)

                                        ---------------------------------------


                                        ---------------------------------------
                                        (Address)

                                        ---------------------------------------


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